                                                                    Exhibit 16.1

                                             Partnership of:
      DALE MATHESON         Robert J. Burkart, Inc.   James F. Carr-Hilton, Ltd.
CARR-HILTON LABONTE         Alvin F. Dale, Ltd.       Peter J. Donaldson, Inc.
                            Wilfred A. Jacobson, Inc. Reginald J. LaBonte, Ltd.
Chartered Accountants       Robert J. Matheson, Inc.  Fraser G. Ross, Ltd.
                            Brian A. Shaw, Inc.       Anthony L. Soda, Inc.
--------------------------------------------------------------------------------

January 27, 2006

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.

Washington, D.C. 20549

Dear Sir or Madam:

We have read the  statements  about  our firm  included  under  Item 4.01 in the
current   report  on  Form  8K,  dated   January  24,  2006,   of   Neuro-Hitech
Pharmaceuticals,  Inc. to be filed with the Securities  and Exchange  Commission and are in agreement with the statements contained therein.

Yours truly,

"DALE MATHESON CARR-HILTON LABONTE"

DALE MATHESON CARR-HILTON LABONTE
CHARTERED ACCOUNTANTS

A MEMBER OF MGI INTERNATIONAL,  AWORLDWIDE NETWORK OF INDEPENDENT ACCOUNTANTS
 AND BUSINESS ADVISORS

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          Tel: 604 687 4747 Fax 604 687 2778